UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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INLAND REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

(888) 331-4732

SUPPLEMENT DATED MAY 7, 2009 TO

PROXY STATEMENT DATED APRIL 30, 2009

Certain information related to a pledge of shares beneficially owned by two stockholders was inadvertently omitted from the stock ownership table set forth under the caption “Stock Owned by Certain Beneficial Owners and Management” in the proxy statement dated April 30, 2009 for the June 17, 2009 Annual Meeting of Stockholders of Inland Real Estate Corporation.  Of the shares shown in that table as directly owned by Inland Investment Stock Holding Company and Partnership Ownership Corporation, 6,065,453 shares and 100,903 shares, respectively, are pledged as security to financial institutions for lines of credit provided to affiliates of these entities.  Mr. Goodwin, who is shown in that table as a beneficial owner of these shares, is neither a party to the loan agreements or pledges nor has he received personally any loan proceeds.  None of the 711,946 shares of common stock owned directly, as opposed to beneficially, by Mr. Goodwin have been pledged.